UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
Form 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): June 28, 2006
Dollar Financial Corp. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant's telephone number, including area code)
Dollar Financial Group, Inc. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
NEW YORK (State or Other Jurisdiction of Incorporation or Organization)	333-18221 (Commission file number)	13-2997911 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is filed by Dollar Financial Corp., a Delaware corporation (the “Company”), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the Company's wholly-owned subsidiary, Dollar Financial Group, Inc., a New York corporation (“Group”) pursuant to Section 15(d) of the Exchange Act.

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 28, 2006, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the following actions with respect to certain members of Company management.

Approval of Key Management Bonus Program.

The Compensation Committee adopted a cash bonus plan for fiscal 2007 (the “2007 Plan”) in which the key management of the Company will participate, including Randy Underwood and Sydney Franchuk, who are each named executive officers of the Company. The 2007 Plan sets forth target bonus amounts as a percentage of base compensation, subject to increase based upon achievement of certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) goals of the overall company and, in the case of a number of the 2007 Plan participants, the performance of the business unit in which they operate. The target bonus award for the named executive officers participating in the 2007 Plan is as follows: (i) Randy Underwood, 60%; and (ii) Sydney Franchuk, 50%. The maximum bonus opportunity is as follows: (i) Randy Underwood, 120%; and (ii) Sydney Franchuk, 100%. The Compensation Committee and/or the Board will determine the EBITDA operating targets and methodology on which the bonuses are paid pursuant to the 2007 Plan based upon methods used historically by the Company. The Compensation Committee and/or the Board of Directors of the Company retain the right to amend, alter or terminate the 2007 Plan at any time. The bonuses under the 2007 Plan will be calculated and paid after finalizing the Company's annual financial results for fiscal 2007.

Compensation Increase for Certain Named Executive Officers.

The Compensation Committee approved the following annual compensation adjustments effective July 1, 2006: (i) the annual base compensation for Randy Underwood, the Company's Executive Vice President and Chief Financial Officer, was increased to $311,000; and (ii) the annual base compensation for Sydney Franchuk, the Company's Senior Vice President and President-North American Operations, was increased to C$275,000.

Restricted Stock Award under the 2005 Stock Incentive Plan.

The Compensation Committee approved the grant of an aggregate of 65,750 restricted shares of the Company’s common stock under the Company’s 2005 Stock Incentive Plan (the “Incentive Plan”) to certain members of Company management (the “Issuance”), including the Named Executive officers set forth in the table below. The Issuance will vest in twenty-four (24) equal monthly installments commencing July 1, 2007 if, and only if, the Company attains certain pre-

tax income amounts for the fiscal year ended June 30, 2007 as determined by the Compensation Committee.

The Issuance included the following specified amounts to the following Named Executive Officers of the Company:

Named Executive Officer	Title	Restricted Shares
Randy Underwood	Executive Vice President and Chief Financial Officer	5,000
Sydney Franchuk	Senior Vice President and President-North American Operations	4,000

Deferred Compensation Contribution under the Deferred Compensation Plan.

The Compensation Committee approved contributions (the “Contributions”) under the Company’s Deferred Compensation Plan (the “Plan”) to be made on behalf of certain members of Company management in the aggregate amount of $ 940,000. Each such award will vest in twenty-four (24) equal monthly installments commencing July 1, 2007 if, and only if, the Company attains certain pre-tax income amounts for the fiscal year ended June 30, 2007 as determined by the Compensation Committee.

The Contributions included contributions in the specified amounts to the Plan on behalf of the following Named Executive Officers of the Company:

Named Executive Officer	Title	Deferred Compensation
Randy Underwood	Executive Vice President and Chief Financial Officer	$100,000
Sydney Franchuk	Senior Vice President and President-North American Operations	$75,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: July 5, 2006	By:/s/ Randy Underwood
Randy Underwood Executive Vice President and Chief Financial Officer

DOLLAR FINANCIAL GROUP, INC.

Date: July 5, 2006	By: /s/ Randy Underwood
Randy Underwood Executive Vice President and Chief Financial Officer